SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    __________

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                    __________


                                  June 27, 1996
                 Date of Report (Date of earliest event reported)


                         AQUILA BIOPHARMACEUTICALS, INC.
                (Exact name of registrant as specified in charter)




              Delaware               0-12081               04-3307818
           (State or other       (Commission File          (IRS Employer
          jurisdiction of            Number)         Identification Number)
           incorporation)


                              365 Plantation Street
                         Worcester, Massachusetts  01605
              (Address of principal executive offices and zip code)

                                  (508) 797-5777
               (Registrant's telephone number, including area code)


        ITEM 5.   OTHER EVENTS.

        Odd Lot Selling Program

             The Company has made available a voluntary small shareholder selling program under which shareholders owning less than 100 shares may sell their shares without incurring commissions or odd lot fees. The program commences on June 27, 1997, and expires on August 15, 1997, subject to the right of the Company to extend the period of the program. Shares remitted under the program will be bundled and sold from time to time in the open market by a broker as agent for the selling shareholders. All shareholders who participate will receive the same price for their shares; that is, the weighted average selling price for all shares submitted. The program is strictly voluntary, and the Company has not made nor does it make any recommendation to shareholders as to participation in the program.




                                    SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.


                                      AQUILA BIOPHARMACEUTICALS, INC.



                                      By:/s/Stephen J. DiPalma
                                         Vice President and Chief
                                         Financial Officer


        Date: June 27, 1997